Exhibit 99.1
L BRANDS REPORTS SECOND QUARTER EARNINGS

- UPDATES EARNINGS GUIDANCE -

- ANNOUNCES RETIREMENT OF PINK CEO AT END OF 2018, NAMES SUCCESSOR -

Columbus, Ohio (Aug. 22, 2018) - L Brands, Inc. (NYSE: LB) today reported second quarter earnings results.

Earnings per share for the second quarter ended Aug. 4, 2018, were $0.36 compared to $0.48 for the quarter ended July 29, 2017. Second quarter operating income was $228.1 million compared to $300.9 million last year, and net income was $99.0 million compared to $138.9 million last year.

The company reported net sales of $2.984 billion for the quarter ended Aug. 4, 2018, compared to sales of $2.755 billion for the quarter ended July 29, 2017. Comparable sales for the 13 weeks ended Aug. 4, 2018, increased 3 percent compared to the 13 weeks ended Aug. 5, 2017.

The company updated its guidance for 2018 full-year earnings per share to $2.45 to $2.70 from $2.70 to $3.00 previously and issued guidance for third quarter earnings per share between $0.00 and $0.05.

The company also announced that Denise Landman, CEO of Victoria’s Secret PINK, has made the decision to retire at the end of this year after building the business to a nearly $3 billion brand.

Amy Hauk, currently President for Merchandising and Product Development of Bath & Body Works, will replace Landman as CEO of Victoria’s Secret PINK. Hauk joined Bath & Body Works in 2008 as Senior Vice President, General Merchandise Manager. Prior to that, she held senior merchant leadership positions at The Children’s Place, The Disney Store, Gap, Inc. and Macy’s. Landman will remain in the business through the end of the year to onboard Hauk and facilitate the transition.

Landman commented, “I feel incredibly fortunate to have been part of the PINK brand since its inception and L Brands for nearly 20 years. It’s been a privilege to lead and be surrounded by such incredible talent, thinking and creativity. It inspires me every day. I have great respect for Amy and know that I will be leaving the business in good hands.”

Leslie H. Wexner, Chairman and CEO of L Brands, commented, “I’m grateful to Denise for leading the growth of the PINK business and building such a strong high-performance team. Denise has always been a curious student of the business, focused on the customer and driven by her entrepreneurial spirit. Her contagious passion for the brand has built a true “PINK Nation” experience among college-age women and created one of the fastest growing specialty retailers of all time.”

Wexner added, “Amy too is a master merchant with deep knowledge and capabilities. She is well-equipped to lead the PINK team. She has a track record of accurately identifying what’s next in the market, is curious

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

and action oriented. She leads with pace and energy. Since joining Bath & Body Works 10 years ago, she has built a solid, talented merchant team who is well prepared to continue the momentum in the business.”

Earnings Call and Additional Information
L Brands will conduct its second quarter earnings call at 9:00 a.m. Eastern on Aug. 23.  To listen, call 1-866-363-4673 (international dial-in number: 1-973-200-3978); conference ID 7843219.  For an audio replay, call 1-855-859-2056 (international replay number: 1-404-537-3406); conference ID 7843219 or log onto www.LB.com.  Additional second quarter financial information is also available at www.LB.com.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 3,076 company-owned specialty stores in the United States, Canada, the United Kingdom and Greater China, and its brands are sold in more than 800 additional franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the second quarter earnings call or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the second quarter earnings call or otherwise made by our company or our management:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, significant health hazards, environmental hazards or natural disasters;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of vendor and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

•	our ability to adequately protect our assets from loss and theft;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, third-party or company information;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax, trade and other regulatory matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the second quarter earnings call to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in Item 1A. Risk Factors in our 2017 Annual Report on Form 10-K.

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
SECOND QUARTER 2018

Comparable Sales Increase (Decrease) (Stores and Direct):

	Second Quarter	Second Quarter	Year- to- Date	Year- to- Date
	2018	2017	2018	2017
Victoria's Secret[1]	(1%)	(14%)	—%	(14%)
Bath & Body Works[1]	10%	6%	9%	4%
L Brands[2]	3%	(8%)	3%	(9%)

1 - Results include company-owned stores in the U.S. and Canada and direct sales.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China and direct sales.

Comparable Sales Increase (Decrease) (Stores Only):

	Second Quarter	Second Quarter	Year- to- Date	Year- to- Date
	2018	2017	2018	2017
Victoria's Secret[1]	(5%)	(11%)	(5%)	(11%)
Bath & Body Works[1]	7%	4%	6%	2%
L Brands[2]	(1%)	(6%)	(2%)	(7%)

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China.

Total Sales (Millions):

	Second Quarter	Second Quarter	Year- to- Date	Year- to- Date
	2018	2017	2018	2017
Victoria's Secret[1]	$1,364.8	$1,351.0	$2,600.6	$2,597.5
Victoria's Secret Direct	360.0	295.3	713.6	581.8
Total Victoria's Secret	$1,724.8	$1,646.3	$3,314.2	$3,179.3

Bath & Body Works[1]	$824.3	$753.0	$1,472.9	$1,341.5
Bath & Body Works Direct	139.3	107.3	251.1	196.9
Total Bath & Body Works	$963.6	$860.3	$1,724.0	$1,538.4

VS & BBW International[2]	$145.4	$113.9	$280.6	$217.2
Other	$150.0	$134.5	$290.9	$256.6
L Brands	$2,983.8	$2,755.0	$5,609.7	$5,191.5

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include retail sales from company-owned stores outside of the U.S. and Canada, royalties associated with franchised stores and wholesale sales.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 2/3/18	Opened	Closed	at 8/4/18
Victoria's Secret U.S.	984	1	(5)	980
PINK U.S.	140	—	—	140
Victoria's Secret Canada	39	—	—	39
PINK Canada	7	—	(1)	6
Total Victoria's Secret	1,170	1	(6)	1,165

Bath & Body Works U.S.	1,592	22	(13)	1,601
Bath & Body Works Canada	102	—	—	102
Total Bath & Body Works	1,694	22	(13)	1,703

Victoria's Secret U.K./Ireland	19	—	—	19
PINK U.K.	5	—	—	5
Victoria's Secret Beauty and Accessories	29	—	(1)	28
Victoria's Secret China	7	3	—	10
Total International	60	3	(1)	62

Henri Bendel	27	—	(4)	23
La Senza U.S.	5	—	—	5
La Senza Canada	119	—	(1)	118
Total L Brands Stores	3,075	26	(25)	3,076

Total Noncompany-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 2/3/18	Opened	Closed	at 8/4/18
Victoria's Secret Beauty & Accessories - Travel Retail	156	19	(4)	171
Bath & Body Works - Travel Retail	9	1	(2)	8
Victoria's Secret Beauty & Accessories	241	4	(8)	237
Victoria's Secret	32	5	—	37
PINK	5	3	—	8
Bath & Body Works	176	21	(1)	196
La Senza	194	—	(7)	187
Total	813	53	(22)	844

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED AUGUST 4, 2018 AND JULY 29, 2017
(Unaudited)
(In thousands except per share amounts)
	2018	2017
Net Sales	$2,983,849	$2,755,020
Costs of Goods Sold, Buying and Occupancy	(1,924,804)	(1,727,129)
Gross Profit	1,059,045	1,027,891
General, Administrative and Store Operating Expenses	(830,908)	(726,996)
Operating Income	228,137	300,895
Interest Expense	(98,332)	(100,428)
Other Income (Loss)	(830)	16,617
Income Before Income Taxes	128,975	217,084
Provision for Income Taxes	29,941	78,210
Net Income	$99,034	$138,874

Net Income Per Diluted Share	$0.36	$0.48

Weighted Average Shares Outstanding	278,723	288,936

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
TWENTY-SIX WEEKS ENDED AUGUST 4, 2018 AND JULY 29, 2017
(Unaudited)
(In thousands except per share amounts)
	2018	2017
Net Sales	$5,609,695	$5,191,543
Costs of Goods Sold, Buying and Occupancy	(3,606,820)	(3,260,802)
Gross Profit	2,002,875	1,930,741
General, Administrative and Store Operating Expenses	(1,619,931)	(1,420,655)
Operating Income	382,944	510,086
Interest Expense	(196,231)	(201,035)
Other Income	570	26,479
Income Before Income Taxes	187,283	335,530
Provision for Income Taxes	40,732	102,602
Net Income	$146,551	$232,928

Net Income Per Diluted Share	$0.52	$0.81

Weighted Average Shares Outstanding	280,155	289,132

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com